Prudential Investments LLC

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

AST Investment Services, Inc.

One Corporate Drive

Shelton, Connecticut 06484

February 25, 2013

The Board of Trustees of Advanced Series Trust

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

Re: Contractual Expense Caps/Reimbursements & Contractual Fee Waivers

Prudential Investments LLC and AST Investment Services, Inc. (collectively, the “Manager”) hereby agree to cap expenses / reimburse certain expenses and/or waive a portion of their investment management fees as more particularly described and set forth for each Portfolio listed on Exhibit A hereto.

Very truly yours,

PRUDENTIAL INVESTMENTS LLC

By: /s/ Timothy S. Cronin
Name: Timothy S. Cronin
Title: Senior Vice President

AST INVESTMENT SERVICES, INC.

By: /s/ Timothy S. Cronin
Name: Timothy S. Cronin
Title: President

Exhibit A

AST Bond Portfolio 2015
AST Bond Portfolio 2016
AST Bond Portfolio 2017
AST Bond Portfolio 2018
AST Bond Portfolio 2019
AST Bond Portfolio 2020
AST Bond Portfolio 2021
AST Bond Portfolio 2022
AST Bond Portfolio 2023
AST Bond Portfolio 2024
AST Investment Grade Bond Portfolio (each a “Bond Portfolio” and collectively, the “Bond Portfolios”)

With respect to each of the Bond Portfolios, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses for each Bond Portfolio so that each Portfolio’s investment management fee plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) for each Bond Portfolio does not exceed 0.99% of each Bond Portfolio’s average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter.

AST Franklin Templeton Founding Funds Allocation Portfolio

With respect to the AST Franklin Templeton Founding Funds Allocation Portfolio, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses so that the investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) for the Portfolio do not exceed 1.10% of the Portfolio’s average daily net assets through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter.

AST Lord Abbett Core Fixed-Income Portfolio

With respect to the AST Lord Abbett Core Fixed-Income Portfolio, the Manager has contractually agreed to waive a portion of its investment management fee, as follows: 0.10% on the first $500 million of average daily net assets; 0.125% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.15% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter.

AST Neuberger Berman Core Bond Portfolio

With respect to the AST Neuberger Berman Core Bond Portfolio, the Manager has contractually agreed to waive a portion of its investment management fees, as follows: 0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter.

AST New Discovery Asset Allocation Portfolio

With respect to the AST New Discovery Asset Allocation Portfolio, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses, so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.08% of its average daily net assets through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter.

AST Prudential Core Bond Portfolio

With respect to the AST Prudential Core Bond Portfolio, the Manager has contractually agreed to waive a portion of its investment management fees, as follows: 0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015.. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter.

AST Western Asset Emerging Markets Debt Portfolio

With respect to the AST Western Asset Emerging Markets Debt Portfolio, the Manager has contractually agreed to waive 0.05% of its investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter.